AMENDMENT TO THE NEWMIL BANCORP, INC. 1986 STOCK OPTION
                    AND INCENTIVE PLAN (the "Plan")

     The Plan is hereby amended to provide that the aggregate number of shares of common stock subject to options which may be granted under the Plan is increased from 296,000 to 446,000 shares.